EXHIBIT 10.5
SECOND AMENDMENT
TO THE
CATERPILLAR INC.
DIRECTORS’ DEFERRED COMPENSATION PLAN

Caterpillar Inc. (the “Company”) established the Caterpillar Inc. Directors’ Deferred Compensation Plan (the “Plan”) to provide members of the Board of Directors with an opportunity to defer the payment of compensation. The Plan was most recently amended and restated effective July 1, 2018, by a document dated June 14, 2018, and was subsequently amended by a document dated January 22, 2019. Pursuant to Section 8.1 of the Plan, the Company has reserved the right to amend the Plan. By this instrument, the Company now amends the Plan to update the definition of C+B Officer.
1.    This Second Amendment shall be effective as of July 1, 2022.
2.    Section 1.1(b) of the Plan is hereby amended and restated in its entirety to provide as follows:
“(b)    “C+B Officer” means the Company’s Vice President Total Rewards.”

3.    This Second Amendment amends only the provisions of the Plan as set forth herein, and those provisions not expressly amended shall be considered in full force and effect. Notwithstanding the foregoing, this Second Amendment shall supersede the provisions of the Plan to the extent those provisions are inconsistent with the provisions and the intent of this Second Amendment.
* * * * *
    IN WITNESS WHEREOF, the Company has caused this Second Amendment to be executed by its duly authorized representative as of this

9/6/2022
.

CATERPILLAR INC.

/s/ Cheryl Johnson
                            Cheryl H. Johnson
                            Chief Human Resources Officer
8595916